EXHIBIT 99.1

News Release dated September 23, 2014

New Western Energy Signs LOI to Acquire 1600 Acres of Oil and Gas Assets in Osage County, OK

IRVINE, Calif., Sep 23, 2014 (GLOBE NEWSWIRE via COMTEX) -- New Western Energy Corp. (OTCQB:NWTR), an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas and other minerals in North America, today announced it has signed an LOI to acquire all of the Osage County oil and gas assets from a long-time private independent producer in the area. The assets, once part of the Chaparral Energy holdings, consist of 10 contiguous quarter sections totaling 1600 acres. The main formation of interest is the Bartlesville Sand that is located in two structural highs with the acreage. The Buzzard Sand, Skinner Sand, and Mississippi Lime are also present within the acreage. There are 20 producing wells of interest and one disposal well. The acreage has produced both Bartlesville oil and Mississippi gas. The project has 1000 acres of additional drilling space throughout the formations that are available to develop. The Company's preliminary plan is to study the structure for drilling locations that will complement the existing infrastructure.

Osage County is located in the Central Oklahoma platform. To the north, the Central Oklahoma platform merges with the Cherokee basin of southeastern Kansas, in which some of the first commercial oil discoveries for the mid-continent region were made. In the northern part of this district, as in the Cherokee basin, the emphasis is on Cherokee (Pennsylvanian) sand reservoirs. Here the strata are dipping westward so that the depths to these reservoirs become greater from east to west. In the southern part of the Central Oklahoma platform, the greater part of the production comes from pre-Pennsylvanian reservoirs.

Area Geology is made up of numerous formations including Bartlesville Sand, Red Fork Sand, Skinner Sand, Prue Sand, Oswego Lime (Fort Scott limestone), Peru Sand, Big Lime (Oologah limestone), Cleveland Sand and Layton Sand.

"We are very pleased to move forward with our expansion plans in Osage County where there has historically been consistent production among a diverse mix of formations for both oil and gas," said Javan Khazali, President and CEO of New Western Energy Corporation. "We look forward to consummating our acquisition shortly and to identifying strategic assets upon which to develop and produce soon thereafter," he added.

About New Western Energy Corporation

New Western Energy Corp. is an independent energy company engaged in the acquisition, development, production, and exploration of oil, gas and minerals primarily in North America. To learn more about the Company, visit: www.newwesternenergy.com.

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated production. Actual results could differ from those projected in any forward-looking statements due to numerous factors including, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

CONTACT:	Investor Relations Contact:
Scott Gordon, President
CorProminence LLC
377 Oak Street, Concourse 2
Garden City, NY 11530
631 703 4900
scottg@corprominence.com
www.corpromimnence.com